UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2008

Pyramid Breweries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

91 S. Royal Brougham Way, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-682-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2008, the Compensation Committee ("Committee") of the Board of Directors of Pyramid Breweries Inc., Seattle, Washington ("Pyramid") discontinued Pyramid’s Officer Incentive Compensation Plan ("OICP") for the 2008 fiscal year.

The OICP, which was available only to Pyramid’s executive officers, consisted of two bonus programs: an Annual Incentive Plan and a Performance Incentive Plan. The OICP included an Alternative Incentive Compensation Plan which replaced the Performance Incentive Plan in the event of a change in control. Under the OICP, the Committee approved annual budgeted and total and adjusted performance targets for bonuses to be paid to executives. For the 2008 fiscal year, and until reinstatement of the OICP in the Committee’s discretion, the OICP has been replaced by the 2008 Gain Sharing Plan, which is available to all salaried employees of Pyramid.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Breweries Inc.

May 14, 2008	By:	/s/ Scott S. Barnum

Name: Scott S. Barnum
Title: President and Chief Executive Officer